Exhibit 10.11

AMENDMENT TO

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

DATED MARCH 15, 2007

The Performance Restricted Stock Unit Award Agreement dated March 15, 2007  ("Agreement"), by and between Electronic Data Systems Corporation, a Delaware Corporation ("EDS" or the "Company"), and [Participant Name] ("Grantee"), is modified pursuant to the terms of this Amendment dated as of the date of Grantee's signature indicated below ("Amendment").

In return for the consideration being provided to Grantee (including the Company's agreement to amend the Agreement to address newly released regulations pertaining to Internal Revenue Code Section 409A), the receipt and sufficiency of which Grantee expressly acknowledges, the parties hereby agree to the terms outlined in the revised Agreement attached hereto as Exhibit "A," which shall replace in its entirety the Grantee's Performance Restricted Stock Unit Award Agreement dated March 15, 2007.

GRANTEE:                                                         EDS:

________________________________            ______________________________
                                                                             By:   Ronald A. Rittenmeyer
                        President and
                        Chief Executive Officer

Dated:  ________________                                Dated:  _________________

EXHIBIT "A"

 AMENDED AND RESTATED 2003 INCENTIVE PLAN

OF

ELECTRONIC DATA SYSTEMS CORPORATION

PERFORMANCE RSU AWARD AGREEMENT

DATED MARCH 15, 2007

[PARTICIPANT NAME]

Pursuant to the terms of the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation, you have been granted performance-vesting restricted stock units of EDS Common Stock, subject to restrictions described in this agreement:

Performance RSU Target Award

[# UNITS AWARDED]

This grant is made pursuant to the Performance RSU Award Agreement dated as of March 15, 2007, between EDS and you, which Agreement is attached hereto and made a part hereof.

AMENDED AND RESTATED 2003 INCENTIVE PLAN

OF

ELECTRONIC DATA SYSTEMS CORPORATION

PERFORMANCE RSU AWARD AGREEMENT

            This Performance RSU Award Agreement (herein called the "Agreement") is made and entered into effective as of March 15, 2007 (the "Date of Grant"), by and between Electronic Data Systems Corporation, a Delaware corporation ("EDS" or the "Company") and, when fully executed thereby in accordance with Section 11(l) of this Agreement, the employee of EDS (or any of its subsidiaries) whose printed name is set forth on the cover and whose printed name and signature are set forth on the signature page of this Agreement ("Grantee").  Except as defined herein, capitalized terms shall have the same meaning ascribed to them under the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation, as from time to time amended (the "Plan").  To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

1.         Performance RSU Award.  In order to encourage Grantee's contribution to the successful performance of the Company, EDS hereby grants to Grantee as of the Date of Grant, pursuant to the terms of the Plan and this Agreement, a Performance RSU Award (the "Performance RSU Award") representing the right to acquire shares of Common Stock.  The number of shares that may become Vested Stock under this Performance RSU Award is set forth in Appendix A.  Grantee hereby acknowledges and accepts such grant and the shares of Common Stock covered thereby upon such terms and subject to such performance requirements and other conditions, restrictions and limitations contained in this Agreement and the Plan.

2.        Performance-based Vesting.  The number of restricted stock units that vest based on Company performance and are issuable as Common Stock in accordance with this Agreement shall be determined using the table found in Appendix B and subject to the following provisions.

(a)        Performance Period. The performance period shall be the period commencing on January 1, 2007 and ending on December 31, 2009.

(b)       Performance Measures. Performance vesting shall be based on achievement against pre-determined targets for Free Cash Flow per Share, Return on Net Assets (RONA) and Top-Line Revenue, all of which will be measured by three-year compound annual growth rate (CAGR).

(c)        Performance Targets. Threshold, target and maximum performance levels for each performance measure for the performance period are outlined in Appendix B.

(d)      Performance Vesting. The aggregate number of restricted stock units that may become Vested Stock pursuant to this Performance RSU Award will be determined relative to the Performance RSU Target Award as set forth on the cover page of this Agreement, will be based on the Company's level of performance with respect to each performance measure as set forth in Appendix B, subject to the following provisions:

(1)  If actual results for a performance measure are between the threshold and target levels of performance, the number of restricted stock units that may become Vested Stock with respect to that performance measure will be interpolated to reflect the performance between threshold and the lowest point of the target range (or target minimum).

(2)  If actual results for a performance measure are between the target and maximum levels of performance, the number of restricted stock units that may become Vested Stock with respect to that performance measure will equal the target plus an additional number of restricted stock units interpolated to reflect performance between the highest point of the target range (or target maximum) and maximum.

(3) If actual results for a performance measure are at or below the threshold level of performance, then none of the restricted stock units will become Vested Stock with respect to that performance measure.  If actual results for a performance measure exceed the maximum level of performance, no additional restricted stock units will become Vested Stock in excess of the maximum amounts set forth in Appendix B.

(e)        Vesting Date. The date upon which any restricted stock units that may become Vested Stock pursuant to this Performance RSU Award shall be February 26, 2010 (the "Vesting Date") so long as the New York Stock Exchange shall be open for trading on such date (or on the preceding business day if there shall have been no trading on the Vesting Date), or such other date during 2010 as determined by the Committee when such Committee determines the extent to which the Company has achieved the performance measures pursuant to Paragraph 2(d) outlined above.  The Vesting Date will normally occur no later than 90 days after the end of the Performance Period.  Issuance of shares of Common Stock to Grantee shall occur on the Vesting Date.

(f)        Holding Period. For a one-year period following the Vesting Date, fifty percent (50%) of the gross number of shares of Vested Stock to be issued to Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise.  The percentage of the Vested Stock subject to this holding period requirement will be reduced as appropriate for Grantees in countries with tax withholding requirements in excess of fifty percent (50%) at the Vesting Date as determined by the Committee.

3.         Effect of Certain Events.  With the exception of any provision(s) to the contrary in Grantee's separate Executive Severance Benefit Agreement or Grantee's separate Change of Control Employment Agreement that may be in effect from time-to time, the following provisions shall apply.

(a)        If Grantee's employment with the Company is terminated at any time prior to the Vesting Date for any reason (including without limitation due to voluntary termination or involuntary termination) other than death, Total Disability, or voluntary resignation on or after attaining the age of 62, then the Performance RSU Award and Grantee's right to receive shares of Vested Stock hereunder shall terminate, without any payment of consideration by the Company to Grantee.

(b)        If Grantee's employment with the Company is terminated prior to the Vesting Date because of death or Total Disability, then a pro rata amount of the Performance RSU Target Award shall be considered to become immediately and unconditionally Vested Stock without regard to performance as described in Paragraph 2 above, which will be determined by multiplying the Performance RSU Target Award by a fraction (not to exceed 1.0), the numerator of which shall be the number of complete months between the first day of the Performance Period and the date of the applicable separation event, and the denominator being the total number of months during the Performance Period.  The Vested Stock shall, subject to Paragraph 3(e) below, be issued on the Date of Termination, and the requisite holding period as described in Paragraph 2(f) above shall be waived.

(c)        If Grantee voluntarily resigns employment with the Company on or after attaining the age of 62 and prior to the Vesting Date, then a pro rata amount of the Performance RSU Award based on the Company's achievement of the Performance Targets shall become Vested Stock on the Vesting Date which will be determined by multiplying the total number of restricted stock units otherwise determined pursuant to Paragraph 2 above by a fraction (not to exceed 1.0), the numerator of which shall be the number of complete months between the first day of the Performance Period and the date of the applicable separation event, and the denominator being the total number of months during the Performance Period.

(d)        If Grantee is not subject to a separate "change of control" agreement between Grantee and the Company in effect at the time of such Change of Control, then in the event such Change of Control occurs prior to the Vesting Date, the Performance RSU Award shall be considered to become immediately earned ("Earned Award") without regard to performance as described in Paragraph 2 above (subject to the conditions in this Paragraph 3(d)), with the number of restricted stock units earned equal to the Performance RSU Target Award.

            The Earned Award will be converted on the Vesting Date to Vested Stock or such other consideration as the Committee deems appropriate (including without limitation cash or a number of shares of stock of or other units of equity of any purchaser or successor to the Company in the Change of Control) having an aggregate fair market value equal to the aggregate fair market value of the Vested Stock that would otherwise be issued to Grantee, and the requisite holding period as described in Paragraph 2(f) above shall be waived.  If, after a Change of Control but prior to the date on which the Earned Award is converted to Vested Stock or other consideration, Grantee's employment with the Company, or any purchaser or successor to the Company is terminated (i)  voluntarily by Grantee before attaining age 62 or (ii) involuntarily by the Company or such purchaser or successor for Cause, then the Earned Award and Grantee's right to receive Vested Stock or other such consideration hereunder shall terminate.  If, after a Change of Control but prior to the date on which the Earned Award is converted to Vested Stock or other consideration, Grantee's employment with the Company or any purchaser or successor to the Company is terminated (x) by reason of Grantee's death, Total Disability, or voluntary resignation on or after attaining age 62, or (y) by the Company or such purchaser or successor without Cause, the Earned Award shall become Vested Stock or other such consideration and shall, subject to Paragraph 3(e) below, be transferred to the Grantee, or to Grantee's Beneficiary, on the Date of Termination, and the requisite holding period as described in Paragraph 2(f) above shall be waived.

(e)        If, on the Date of Termination, Grantee is a Specified Employee (as such term is defined and determined under the terms of the EDS Benefit Restoration Plan or successor plan(s)) and if (i) Grantee's employment with the Company is terminated by reason of Grantee's Total Disability as provided in Paragraph 3(b) above, or (ii) after a Change of Control but prior to the date on which the Earned Award is converted to Vested Stock or other consideration, Grantee's employment with the Company, or any purchaser or successor to the Company, is terminated (x) by reason of Grantee's Total Disability or voluntary resignation on or after attaining age 62 or (y) by the Company or such purchaser or successor without Cause, then:

(1)  subject to subparagraph (2) below, in exchange for each and every restricted stock unit that would be converted to Vested Stock pursuant to Paragraph 3(b) or 3(d) above (as applicable), the Company shall provide Grantee a cash lump sum amount equal to the closing price of a share of common stock of the Company as reported on the New York Stock Exchange on the last trading day immediately prior to the Date of Termination, which will be paid by the Company on the Date of Termination to the EDS Rabbi Trust for Specified Employees (the "Trust") for the benefit of the Grantee and invested in the

trustee's Evergreen Institutional Money Market Fund (or a substantially equivalent money market mutual fund).   Such lump sum payment to the Trust, together with any earnings on such payment while being held by the Trust, will be distributed by the trustee to Grantee (less applicable deductions and withholdings) on the first business day after the six month anniversary of the Date of Termination;  and

(2)  notwithstanding anything in this Paragraph 3(e) to the contrary, none of the amounts described in subparagraph (1) above shall be paid into the Trust but instead such amounts shall be paid by EDS to the Grantee (less applicable deductions and withholdings) on the first business day after the six month anniversary of the Date of Termination if Grantee is an "applicable covered employee" (as such term is defined in Code Section 409A(b)(3)(D)) on the Date of Termination, and if (x) on the Date of Termination the EDS Retirement Plan or any successor plan is in "at-risk" status (as such term is defined in Code Section 430(i)), (y) on the Date of Termination the Company is a debtor in a case under Title 11 of the United States Code or similar Federal or State law or (z) the Date of Termination falls in the twelve month period beginning on the date which is six months prior to the Date of Termination of the EDS Retirement Plan or any successor plan where, as of the date of such termination, the plan is not sufficient for benefit liabilities (within the meaning of Section 4041 of the Employee Retirement Income Security Act of 1974, as amended).  In addition, none of the amounts described in subparagraph (1) above shall be paid into the Trust if such payment would violate the restriction under Code Section 409A(b)(2), but instead such amounts shall be paid by EDS to the Grantee (less applicable deductions and withholdings) on the first business day after the six month anniversary of the Date of Termination.

4.         Restrictions on Transfer.  Except as provided in Section 14 of the Plan, the Performance RSU Award granted hereunder to Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise.  Consistent with the foregoing and except as contemplated by Paragraph 5 below, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  If Grantee or Grantee's Beneficiary (if any) after Grantee's death shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder other than as contemplated by Paragraph 5 below, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

5.         Beneficiary Designations.  Grantee may file with the Stock Plans Administration Department of EDS, on such form as may be prescribed by EDS, a designation of one or more beneficiaries (each, a "Beneficiary") to whom shares otherwise due Grantee shall be distributed in the event of the death of Grantee while serving in the employ of the Company.  Grantee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Stock Plans Administration Department of EDS.  If any designated Beneficiary survives Grantee but dies before receiving all of Grantee's benefits hereunder, any remaining benefits due Grantee shall be distributed to the deceased Beneficiary's estate.  If there is no effective Beneficiary designation on file at the time of Grantee's death, or if the designated Beneficiary or Beneficiaries have all predeceased Grantee, the payment of any remaining benefits shall be made to Grantee's estate.

6.         Withholding Tax Requirements.  Following such date upon which the restricted stock units issued pursuant to this Performance RSU Award shall become Vested Stock or upon such other event that requires tax withholding pursuant to this Agreement, EDS shall have the right to withhold shares of stock or take such other actions necessary to satisfy applicable tax withholding requirements as provided under the terms of the Plan.

7.         Sale, Issuance and Delivery of Common Stock.  Grantee agrees that Grantee shall not sell the Vested Stock and that EDS shall not be obligated to issue or deliver any shares of Common Stock if counsel to EDS determines that such sale, issuance or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of EDS with, any securities exchange or association upon which the Common Stock is listed or quoted.  Instead, such shares shall be issued and, if requested, delivered to Grantee as soon as EDS reasonably anticipates that issuance and/or delivery, as applicable, will not violate such laws or any rule or regulation of a stock exchange on which the shares are listed.  EDS shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.  Subject to the foregoing and Paragraph 3(e) above, upon written request of Grantee, the Stock Plans Administration Department of EDS shall cause certificates for those shares of Vested Stock which Grantee is entitled to receive pursuant to this Agreement to be delivered to Grantee; provided, however, that the Company shall not be required to deliver certificates for such Vested Stock until Grantee has complied with his or her obligations to satisfy the applicable withholding tax requirements pursuant to Paragraph 6 above.  Any Vested Stock shall be reflected in the Company's records as issued on the respective dates of issuance set forth in this Agreement, irrespective of whether Grantee has requested delivery of such shares or whether delivery of such shares is pending Grantee's satisfaction of his or her withholding tax obligations.

8.         Prerequisites to Benefits.

(a)        Neither Grantee nor any person claiming through Grantee shall have any right or interest in the shares of Common Stock covered by the Performance RSU Award awarded hereunder, unless and until all of the terms, conditions and provisions of this Agreement and the Plan which affect Grantee or such other person shall have been complied with as specified herein and therein.

(b)        Grantee acknowledges that as a condition to receipt of the grant made hereunder, Grantee shall have delivered to the Company an executed copy of this Performance RSU Award Agreement and an executed Equity Related Agreement (as hereinafter defined) if a current version of such Equity Related Agreement is not already on file as determined by the sole discretion of the Committee.

(c)        Grantee acknowledges that the terms of this Agreement shall govern in the event of a "Change of Control" unless the Grantee is subject to a separate change of control agreement between Grantee and the Company (if any) at the time of such change of control event, in which case the separate change of control agreement shall govern with respect to determining the effect on the Performance RSU Award made hereunder.  The issuance of shares provided by this Agreement is subject to the restrictions in Paragraph 11(b) below and is made in reliance on the provision in Treasury Regulation Section 1.409A-3(b) permitting distribution on the earlier of the Vesting Date or a separation from service as provided under this Agreement or other applicable agreement.

9.         No Rights as a Stockholder Prior to Vesting; No Payment of Dividend Equivalents.  Grantee shall not have any right, title or interest in, or be entitled to vote or receive distributions in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the Performance RSU Award until such shares become Vested Stock pursuant to Paragraphs 2 or 3 above.  The Grantee shall not be entitled to receive any dividend payment or equivalent in respect of the shares of Common Stock covered by the Performance RSU Award.  Subject to Paragraph 3(e) above, Grantee shall be eligible to receive all dividends on shares that are Vested Stock if both the record date for such dividend payment is on or after the Date of Grant and such shares become Vested Stock on or prior to such record date.

10.        Certain Definitions.  For purposes of this Agreement, the following additional definitions shall be applicable:

"Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

"Associate" shall mean, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

"Beneficial Owner" shall mean, with reference to any securities, any Person if:

(i)         such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (y) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii)        such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Exempt Rights; or

(iii)       such Person or any of such Person's Affiliates or Associates (A) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (i) of this definition) or disposing of such securities or (B) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.  For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner."

"Beneficiary" shall have the meaning set forth in Paragraph 5.

"Cause" shall mean (i) intentional or knowing refusal by Grantee to perform Grantee's lawful duties; (ii) material breach of any agreement between Grantee and the Company (or any of its Affiliates); (iii) material failure to follow EDS policies, directives or orders applicable to employees holding comparable positions; or (iv) intentional destruction or theft of Company property or falsification of Company documents.

"Change of Control" shall mean, in accordance with Treasury Regulation Section 1.409A-3(i)(5),  any of the following:

(i)         any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of either the total fair market value or total voting power of the stock of the Company; or

(ii)        any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(iii)       a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv)       any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to 40% or more of all of the assets of the Company immediately prior to such acquisition or acquisitions.

"Date of Termination" shall mean, in accordance with Treasury Regulation Section 1.409A-1(h)(1), the date on which Grantee's employment terminates such that EDS anticipates no further services will be performed by Grantee for EDS (or any services are reduced by 80% or more as provided by Treasury Regulation Section 1.409A-1(h)(1)(ii)).

"Earned Award" shall mean the Performance RSU Award deemed to be earned under the terms of this Agreement in the event of a Change of Control.

"Equity Related Agreement" shall mean an agreement between the Company and the Grantee associated with the grant of equity of the Company evidenced by this Agreement, which contains terms, condition and provisions regarding one or more of (a) competition by the Grantee with the Company; (b) maintenance of confidentiality of the Company's and/or clients' information;

and (c) such other matters deemed necessary, desirable or appropriate by the Company for such an agreement in view of the rights and benefits conveyed in connection with the grant evidenced by this Agreement.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exempt Person" shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

"Exempt Rights" shall mean any rights to purchase shares of Common Stock or other Voting Securities of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Securities (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Securities) except upon the occurrence of a contingency, whether such rights exist as of the Agreement Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise; provided, however, that from and after the date (the "Separation Date") as of which such rights become separable from the underlying shares of Common Stock or other Voting Securities, such rights shall only constitute "Exempt Rights" pursuant to this definition to the extent that they are beneficially owned by a Person that acquired such rights prior to the Separation Date.

"Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as (A) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock or (B) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

"Free Cash Flow per Share" shall mean "as reported" Free Cash Flow divided by the "as reported" weighted-average common and common equivalent shares outstanding utilized to determine diluted earnings per share of common stock.

 "Performance RSU Target Award" shall mean the target award of performance restricted stock units set forth on the cover page of this Agreement and in Appendix A.

"Person" shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

"Return on Net Assets (RONA)" shall mean the net operating profit after tax or NOPAT (defined as net income plus after-tax interest expense and imputed interest) divided by average net assets (defined as shareholders' equity, plus interest bearing debt, plus net present value of operating leases, which will be averaged on a quarterly basis).  Average net assets will be calculated excluding any "goodwill" from acquisitions that occurred prior to January 1, 2003.

"Top-Line Revenue" shall mean sales earned as a result of business operations, services performed or merchandise sold including product sales, service fee income, consulting fees.  Top-Line Revenue will also include any revenue growth from acquisitions, any revenue decline from divestitures, but will exclude the impact from exchange rate fluctuations between the comparable measurement periods.

"Total Disability" shall be determined by regulation of the Committee from time to time in its sole discretion.

"Vested Stock" shall mean shares of Common Stock covered by the Performance RSU Award which are issued in Grantee's name or otherwise issued for the benefit of Grantee.

"Vesting Date" shall have the meaning set forth in Paragraph 2(e).

"Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

11.        Miscellaneous Provisions.  For purposes of this Agreement, the following miscellaneous provisions shall be applicable:

(a)        Receipt and Review of Plan and Prospectus.  Grantee acknowledges receipt of a copy of the Plan, together with the prospectus relating thereto and to the Common Stock.  Grantee further acknowledges notice of the terms, conditions, restrictions and limitations contained in the Plan and acknowledges the restrictions set forth in this Agreement.

(b)        Conflicts.  The Company and Grantee agree to be bound by all of the terms, conditions, restrictions and limitations of the Plan which shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without Grantee's consent, adversely affect the rights specifically granted Grantee hereunder.  Further, in accordance with the restrictions provided by Treasury Regulation Section 1.409A-3(j)(2), any subsequent amendments to this Agreement or any other agreement, or the entering into or termination of any other agreement, affecting the restricted stock units provided by this Agreement shall not modify the time or form of issuance of the restricted stock units set forth in this Agreement.

(c)        Compliance with Section 409A of the Internal Revenue Code.  Notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted and applied so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of Section 409A of the Internal Revenue Code and the regulations thereunder.

(d)        Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.  From and after the death of Grantee, the term "Grantee" shall be deemed to include the Beneficiary of Grantee (if any) or the Grantee's estate.

(e)        Notices.  Any notice under this Agreement to the Company shall be addressed to EDS Stock Plan Administration at 5400 Legacy Drive, Plano, Texas 75024-3199, and any notice to Grantee shall be addressed to Grantee at the address listed within the Company's employee records.  However, either party may at any time notify the other in writing of a new address for such purpose.

(f)        Severability.  If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been entered into with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(g)        Headings.  The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(h)        Equitable Relief.  The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, and any such action, including an action seeking specific performance or injunctive relief, may be brought in Plano, Collin County, Texas.

(i)         Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.  Any action, suit or proceeding arising out of any claim against the Company under this Agreement shall be brought exclusively in the federal or state courts located in the state in which EDS has its principal business headquarters.

(j)         Determinations by Committee.  All references in this Agreement to determinations to be made by the Committee shall be deemed to include determinations by any person or persons to whom the Committee may delegate such authority in accordance with the rules adopted thereby.  Notwithstanding anything contained in this Agreement to the contrary, the Committee has complete discretion as to whether or not to make any determinations hereunder and to the extent it does so make any determinations, such determinations are final.

(k)        No Liability.  No member of the Committee or any other person to whom the authority has been delegated shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties or responsibilities under the Plan or this Agreement, except for his or her own willful misconduct or as expressly provided by applicable law.

 (l)        Validity of Agreement.  This Agreement shall be valid, binding and effective upon EDS on the Date of Grant.  However, the grant contained in this Agreement shall be forfeited by the Grantee and this Agreement shall have no force and effect if it is not duly executed (whether manually and/or by electronic signature acceptable to EDS) by the Grantee within 60 days of the Date of Grant.

(m)       Employment Relationship. Notwithstanding any other provisions of this Agreement and unless contrary to applicable law or the terms of a written contract executed by an officer of EDS, employment with EDS is for an indefinite term and may be ended, with or without Cause, at any time by either the Grantee or EDS, with or without previous notice.  Nothing in this document will be construed to oblige EDS to continue Grantee's employment for any particular time or under any particular terms and conditions of employment.

(n)        Acquired Rights Waiver.  Grantee understands that under the Plan, grants of Performance RSU Awards are made at the complete discretion of EDS pursuant to the Plan.  Grantee understands that the Committee has complete authority to administer, construe and interpret the Plan, establish rules and regulations concerning the Plan, and perform all other acts deemed reasonable and proper in that regard, including the power to delegate to others the authority to assist in the administration of the Plan.  Grantee understands that he/she does not acquire any additional rights as a result of being eligible to participate in the Plan.  Grantee does not expect that any future grants will be made under the Plan, or any other plan, and Grantee does not expect that the benefits accruing under the Plan will be reflected in any severance, overtime, benefit, retirement or indemnity payments that EDS or any affiliate or subsidiary may make to him/her in the future.  Grantee has been provided with a description of the Plan, and has read that description.  Grantee fully understands his/her rights under the Plan, and in particular that Performance Awards granted under the Plan are non-transferable, except as provided under Section 14 of the Plan and Paragraph 4 of this Agreement.  The offer to participate in the Plan does not constitute an acquired right. Grantee acknowledges and agrees that the grant made hereunder is not part of current employment compensation and that neither eligibility for, nor participation in, the Plan guarantees any right to future employment with EDS or any of its subsidiaries or affiliates.

(o)        Data Protection Waiver/Data Privacy Waiver.  Grantee understands and consents to EDS or its agents or independent contractors appointed to administer the Plan obtaining and processing personal information of Grantee's relevant to the effective administration of the Plan and also consents that such personal information may be transmitted outside of the country of Grantee's employment and/or residence as appropriate for EDS business purposes in the administration of the Plan.

This Performance RSU Award Agreement dated as of March 15, 2007 has been delivered to Grantee pursuant to authority granted to the Chief Executive Officer of EDS and can be accepted only by the signature of the Grantee and timely delivery thereof to EDS in accordance with Section 11(l) of this Agreement.

GRANTEE:

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                                                        Appendix A - Performance RSU Award Table

	Performance RSU Target Award	At or Below Threshold	Target	Maximum
Performance RSUs	[target award]	0	[target award]	[2x target award]

                                                           Appendix B - Performance Vesting Table

		Performance Goals			Vested Restricted Stock Units
Measure	Weight	Threshold	Target	Maximum	Threshold	Target	Maximum
Free Cash Flow per Share
Return on Net Assets (RONA)
Top-Line Revenue
	100%	Payout as a % of Performance RSU Target Award			0%	100%	200%